      As filed with the Securities and Exchange Commission on May 3, 1999.
                                                       Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                          UNITED WATER RESOURCES INC.
             (Exact name of registrant as specified in its charter)
              New Jersey                            22-2441477
   (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)

                               200 Old Hook Road
                           Harrington Park, NJ 07640
                                 (201) 784-9434
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                ---------------
                                Allan D. Shakley
                          United Water Resources Inc.
                               200 Old Hook Road
                           Harrington Park, NJ 07640
                                 (201) 767-2897
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------
                                   Copies to:

                         E. Ellsworth McMeen, III, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019

                                ---------------

   Approximate date of commencement of proposed sale to the public: On and after the effective date of this registration statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                                                             Proposed
                                                               Proposed      Maximum
                                                               Maximum      Aggregate    Amount of
          Title of Each Class of             Amount to be   Offering Price   Offering   Registration
       Securities to be Registered          Registered(1)    Per Unit(2)     Price(2)       Fee
----------------------------------------------------------------------------------------------------
 Common Stock, no par value.............   5,000,000 Shares    $20.8125    $104,062,500   $30,699
----------------------------------------------------------------------------------------------------
 Series A Participating Preferred
  Stock Purchase Rights (3).............   5,000,000 Rights      --            --           --
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Company's Common Stock as reported in the consolidated reporting system on April 28, 1999.
(3) Since no separate consideration is paid for the Preferred Stock Purchase Rights, the registration fee is included in the Common Stock fee.

   Pursuant to Rule 429, the prospectus filed as part of this registration statement is being filed as a combined prospectus in connection with this registration statement and Registration Statement File No. 33-61617.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS (Subject to Completion)

Dated May 3, 1999

                          United Water Resources Inc.

                 Dividend Reinvestment and Stock Purchase Plan

                               5,000,000 Shares

   The United Water Resources Dividend Reinvestment and Stock Purchase Plan is a simple and convenient method of purchasing United Water Resources common stock. The Plan is open to:

     .  our common stockholders of record

     . customers and employees of participating subsidiaries and non-regulated contract operations.

   If you participate in the Plan, you may

     . reinvest dividends on some or all common stock you hold registered in your name

     .  make cash payments to purchase additional common stock

     .  purchase common stock with no brokerage commissions or service fees.

   Dividends on all common stock held in your plan account are automatically reinvested.

   The minimum cash payment is $25. The maximum cash payment is $3,000 in a calendar quarter.

   Our common stock is listed on the New York Stock Exchange under the symbol "UWR". The reported last sale price of our common stock on the New York Stock Exchange on April 26, 1999 was $20.8125 per share.

   The Plan does not offer direct purchase to the general public.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  May  , 1999

   In this prospectus, "we", "us" and "our" refer to United Water Resources Inc. and its subsidiaries, unless the context otherwise requires.

                          ABOUT UNITED WATER RESOURCES

   United Water Resources is a New Jersey corporation. Its principal executive office is at 200 Old Hook Road, Harrington Park, NJ 07640, telephone number 201-784-9434.

   United Water Resources is a holding company primarily engaged in water-related businesses. As the nation's second largest investor-owned water services company, through our regulated utilities and non-regulated contract operations, we provide water and wastewater utility services in 19 states.

   The Company also has investments in water services in Canada, Mexico and the United Kingdom. In addition, we own and manage real estate investments through a wholly-owned subsidiary.

                                    THE PLAN

   You may enroll in the Plan at any time. Participation in the Plan is voluntary, and you may discontinue your participation at any time. Before enrolling in the Plan, please read this prospectus carefully.

PARTICIPATION IN THE PLAN

 Stockholders

   Any stockholder of record may enroll in the Plan. If your stock is held in a brokerage account ("street name"), you must ask your broker to register at least one share in your name in order to participate in the Plan. Dividends on shares that remain in street name cannot be reinvested.

   Complete a Stockholder Authorization Form and return it to the plan administrator. You can obtain this form from the plan administrator or our Investor Relations Department.

 Customers

   Any customer of a participating subsidiary or non-regulated contract operation may enroll in the Plan. We determine which of our subsidiaries or non-regulated contract operations are eligible to participate in the Plan. Please contact our Investor Relations Department to determine if you are eligible.

   Complete a Customer Enrollment Card and Substitute Form W-9 and return the forms to the plan administrator along with your initial cash payment. You can obtain an Enrollment Package, which includes all forms necessary from our Investor Relations Department.

 Employees

   Any employee of a participating subsidiary or non-regulated contract operation may enroll in the Plan. We determine which of our subsidiaries or non-regulated contract operations are eligible to enroll in the Plan. Please contact our Investor Relations Department to determine if you are eligible.

   Complete an Enrollment Card, Substitute Form W-9 and payroll deduction card (if you wish to authorize payroll deductions) and return the forms to the Investor Relations Department (not to the plan administrator) along with your initial cash payment. You can obtain all forms from our Investor Relations Department.

                               ----------------

   If we think that any participant is using the Plan in a manner that is not in our best interests, we may, at our sole discretion, terminate that participant's account at any time.

                               ----------------

WHEN TO ENROLL

 Dividend Reinvestment

   You must submit your Stockholder Authorization Form at least one business day prior to a dividend record date to ensure that the dividend will be reinvested. If you submit your form after that day, we will pay the dividend in cash, and reinvestment will begin on the following dividend payment date.

 Optional Cash Payments

   If you begin your participation with optional cash payments, you must submit your Stockholder Authorization Form, if you are a stockholder of record, or your Enrollment Form, if you are an eligible customer or employee and your initial cash payment before the cash deadline in order for the plan administrator to process them in the next month's purchase. See OPTIONAL CASH PAYMENTS.

ADMINISTRATION OF THE PLAN

   ChaseMellon Shareholder Services, L.L.C. is the plan administrator and agent for participants in the Plan. ChaseMellon purchases common stock for participants, holds stock in the Plan, keeps a record of all plan accounts, sends account statements to participants and performs other administrative duties.

   You may contact the plan administrator at:

                    ChaseMellon Shareholder Services, L.L.C.
                                 P.O. Box 3336
                        South Hackensack, NJ 07606-1936
Attention: United Water Resources Dividend Reinvestment and Stock Purchase Plan
                            Telephone 1-800-230-2685
                1-800-231-5469 (for hearing or speech impaired)
                         Web site--www.chasemellon.com

   You may also contact our Investor Relations Department at:

                          United Water Resources Inc.
                               200 Old Hook Road
                           Harrington Park, NJ 07640
                             Telephone 201-767-2811
                       E-mail at demallc@unitedwater.com

INVESTMENT OPTIONS

   Once you have enrolled in the Plan, you have the following options:

    . Full Dividend Reinvestment --the plan administrator will reinvest 100% of your dividends in additional common stock.

    . Partial Dividend Reinvestment--the plan administrator will reinvest a portion of your dividends in additional common stock and send the rest of the dividend to you in cash.

    . Optional Cash Payments--the plan administrator will purchase common stock with your optional cash payments whether or not you decide to reinvest your dividends.

   All Plan options allow you to purchase common stock with optional cash payments. See OPTIONAL CASH PAYMENTS.

   The plan administrator will automatically reinvest dividends on all common stock held in book-entry in your plan account. Your choice of one of the above options determines whether dividends on any certificate shares you hold are paid in cash or reinvested into additional common stock.

   You may change investment options at any time by completing a new Stockholder Authorization Form and returning it to the plan administrator. See WHEN TO ENROLL.

OPTIONAL CASH PAYMENTS

 When

   You must submit cash payments no later than the cash deadline. The cash deadline is the fifth day prior to the first business day of a month. No one will pay interest on optional cash payments pending their investment into common stock.

 How Much

   You may make any number of optional cash payments in each calendar year. The amount of each optional cash payment may vary, but each optional cash payment must be at least $25 per payment and may not exceed $3,000 per calendar quarter.

   The plan administrator will return to you all optional cash payments of less than $25 per payment or in excess of $3,000 per calendar quarter.

 How to Make

   Please send personal checks or money orders. Do not send cash or third party checks. Make your check or money order payable to CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

   In order to assure credit to the correct account, submit your optional cash payments with the appropriate section of your account statement. Mail your optional cash payments to the plan administrator.

   Customers should not include optional cash payments with their water bill payment.

 Payroll Deductions

   An employee may authorize optional cash payments through payroll deductions. Complete a Payroll Deduction Form, available through our Investor Relations Department or Human Resources Department, and send it to our Human Resources Department.

   We will deduct the whole dollar amount you indicate from your payroll and submit the money to the plan administrator for investment through the Plan. The following table shows the minimum and maximum payroll deductions:

      Payroll Timing                                             Minimum Maximum
      --------------                                             ------- -------
      Weekly.................................................... $ 5.00  $200.00
      Bi-weekly & Semi-monthly.................................. $10.00  $400.00

   We must receive your Payroll Deduction Form at least two weeks before the pay period for which you wish to begin deductions. Once authorized, payroll deductions will continue until you change or terminate them.

   Employees may also make optional cash payments directly. They must be at least $25 per payment and may not exceed $3,000 in a calendar quarter, including payroll deductions for that quarter. If you have authorized payroll deductions, please contact our Investor Relations Department before making an optional cash payment.

   If we think that any participant is using the optional cash feature in a manner that is not in our best interests, all or a portion of your payment may be returned to you.

HOW COMMON STOCK IS PURCHASED AND CREDITED TO YOUR ACCOUNT

   The plan administrator may purchase common stock for the Plan directly from us or on the open market. We decide on the source of the common stock.

   If we decide to use open market purchases, the plan administrator will purchase common stock on the open market as necessary to meet the requirements of the Plan. We will not exercise any control or influence over the prices, amounts, timing or manner of purchases made by the plan administrator on the open market.

   You may not specify the number of shares to be purchased, the purchase price or the timing of any purchase.

   The plan administrator will credit your plan account with the number of full and fractional shares purchased computed to four decimal places. The number of shares purchased will be based on the sum of all dividends and optional cash payments invested divided by the applicable share price.

WHEN COMMON STOCK IS PURCHASED FOR YOUR ACCOUNT

 Reinvested Dividends

            Type of Purchase                        When Purchased
            ----------------                        --------------
 Original issue stock or treasury stock On the dividend payment date or the next succeeding trade date for the
                                        common stock--generally the first
                                        business day of March, June, September
                                        and December.
 Open market purchases                  Within 30 days after the dividend
                                        payment date. The plan administrator
                                        will determine the exact time of open
                                        market purchases and will purchase
                                        common stock as promptly as possible.

 Optional Cash Payments

            Type of Purchase                         When Purchased
            ----------------                         --------------
 Original issue stock or treasury stock The first trade day following the month in which optional cash payments are
                                        received.
 Open market purchases                  Within 35 days after the cash deadline
                                        date. The plan administrator will
                                        determine the exact time of open market
                                        purchases and will purchase common
                                        stock as promptly as possible.

  For all open market purchases, if for any reason the purchase is not made during the period, your uninvested funds will be returned.

PRICE OF COMMON STOCK

 Discretionary Discount

   We may, from time to time, offer a discount of between 1% and 10% on the purchase of original issue stock through the Plan. Currently, there is no discount. If we decide to offer a discount, we will notify you.

 Original Issue Stock

   The price of common stock that the plan administrator purchases directly from us is the average of the daily high and low sale prices of our common stock as traded on the New York Stock Exchange for each of five days in the month immediately preceding the dividend payment date or optional cash payment purchase date. The plan administrator randomly chooses the five days in the month. The purchase price is computed to four decimal places.

 Open Market Purchases

   The price of common stock that the plan administrator purchases on the open market is the weighted average price of all common stock purchased for the Plan during the investment period. The purchase price is computed to four decimal places. We pay all brokerage fees and commissions in connection with open market purchases.

   See FEDERAL INCOME TAX CONSEQUENCES.

STOCK CERTIFICATES

   All common stock purchased through the Plan will be credited to your plan account and held in book-entry form.

   You may request a stock certificate for all or a portion of the full shares in your account at any time. To request a certificate, complete the form on your account statement or write to the plan administrator. The plan administrator will issue the certificate in your name at no charge. We cannot issue a certificate for a fractional share of common stock.

   You may not pledge stock held in your plan account. If you want to pledge your plan stock, you must request that a certificate be issued in your name.

COSTS TO PARTICIPANTS

   We will pay all expenses and fees for the

  .reinvestment of dividends

  .investment of optional cash payments

  .issuance of stock certificates and

  .administration of the Plan.

  There is no commission or service charge of any kind in connection with the purchase of common stock under the Plan. If you elect to sell common stock, you will pay all brokerage commissions and transfer taxes. The plan administrator will deduct these amounts from the proceeds of the sale.

WITHDRAWAL FROM THE PLAN

   You may withdraw from the Plan at any time.

   If you withdraw from the Plan, you may

  .  sell all shares held in the Plan through the plan administrator or

  . have a certificate issued to you for all full shares in your plan account and cash for the fractional share.

   To withdraw from the Plan complete the form on your account statement or write to the plan administrator. If you choose to sell all your plan shares, the plan administrator can arrange for the sale and will send you a check for the proceeds of the sale. The plan administrator will arrange to sell stock as soon as practicable. The sale price will be the weighted average market price of all shares sold for plan participants on the date of sale. You are responsible for paying the brokerage commissions and any transfer tax. These amounts will be deducted from the check for the proceeds of the sale.

   If you choose to have a certificate issued for your plan shares, the plan administrator will arrange for the sale of any fractional share and have a certificate issued to you for all full shares.

   If the plan administrator receives your request for withdrawal from the Plan on or before the record date for any dividend payment, the plan administrator will terminate the dividend reinvestment feature before that dividend is reinvested. If the plan administrator receives your request after the record date for any dividend payment, the plan administrator will reinvest the dividend and then process your request for withdrawal as promptly as possible.

   If you sent in an optional cash payment prior to your request to withdraw from the Plan, you must specifically request the return of the optional cash payment no later than one business day prior to the cash deadline for the month. Otherwise, the plan administrator will invest the optional cash payment and then process your request for withdrawal.

 Employees

   An employee withdrawing from the Plan must first stop payroll deductions by sending the Payroll Deduction Form to our Human Resources Department. Termination of payroll deductions normally takes effect with the next pay period. You must also notify the plan administrator in writing as described above.

SALE OF SHARES

 To Sell All Stock Held In The Plan

   To sell all plan shares, you must complete the form on your account statement or write to the plan administrator.

   Selling all plan shares terminates your participation in the Plan. See WITHDRAWAL FROM THE PLAN.

 To Sell Less Than All Stock Held In The Plan

   The plan administrator will not arrange to sell less than all stock credited to your plan account. If you wish to sell less than all of your plan shares and continue to participate in the Plan, you should request that a stock certificate be issued in your name for the number of shares you wish to sell. You may then sell these shares through a broker.

ACCOUNT STATEMENT

   The plan administrator will furnish you with account statements when dividends have been reinvested or shares of common stock have been purchased with optional cash payments.

   The account statement provides you with cumulative transaction information on your account for the calendar year. You should retain these statements for income tax purposes. The account statement is your only record of plan activity.

   We will also send you income tax information for reporting your participation in the Plan.

FEDERAL INCOME TAX INFORMATION

   This section is only a summary of federal tax consequences of participating in the Plan. It does not cover state and local tax laws. You should consult your tax advisor to determine the tax consequences of participating in the Plan.

   Be sure to keep your account statements for income tax purposes.

   For federal income tax purposes, all dividends paid to you, whether or not they are reinvested, are considered taxable income to you in the year they are paid.

   In the case of reinvested cash dividends used to purchase common stock on the open market, you will be treated for federal income tax purposes as having received a distribution in an amount equal to the cash dividend used to purchase the common stock. All brokerage commissions that we pay when you buy stock through the Plan are considered distributions and together with the cash dividend must be reported as taxable income to you. Your basis in the stock will be equal to the cash dividend and the brokerage commissions.

   For federal income tax purposes, if you purchase shares of common stock at a discount with optional cash payments, you will be treated as having received a taxable distribution. This distribution is equal to the difference between the fair market value of the stock on the cash payment purchase date and the optional cash payment.

   In the case of reinvested cash dividends used to purchase original issue stock, you will be treated for federal income tax purposes as having received a distribution in an amount equal to the fair market value on the dividend payment date of the common stock credited to your plan account. Your tax basis in the common stock will be equal to the amount of the distribution received.

   The holding period for common stock acquired under the Plan begins the day after the common stock is allocated and credited to your plan account.

   If you receive, upon withdrawal from or termination of the Plan, a cash adjustment for a fraction of a share credited to your account, you will realize a gain or loss with respect to that fraction. You will also realize gain or loss when you authorize the sale of stock when withdrawing from the Plan, or when you sell stock yourself after the shares have been withdrawn from the Plan.

   Dividends that are reinvested pursuant to the Plan may be subject to withholding tax, unless you (a) are a corporation or other form of exempt entity or (b) provide the plan administrator with your taxpayer identification number and otherwise comply with backup withholding rules. The plan administrator is required to withhold from dividends the appropriate amount of tax.

   If you are a foreign participant receiving dividends subject to U.S. income tax withholding, the dividends will be reinvested after the appropriate withholding tax is deducted.

ADDITIONAL INFORMATION

 Company Reports

   You will receive copies of the same communications we send to our stockholders each year. These communications may include

  .interim reports

  .annual report and

  .notice of annual meeting and proxy statement.

 Voting

   You will receive a proxy for the total number of shares of common stock held in your plan account and shares that are not in your plan account for which you hold certificates.

 Rights Offering

   If we have a rights offering, you will receive rights based on the number of shares credited to your plan account. Rights certificates for the nearest number of whole shares will be mailed to you at your account address.

 Stock Dividends Or Stock Splits

   If we declare a stock dividend or stock split, the plan administrator will credit your plan account with the additional shares.

 Responsibilities Of United Water Resources And The Plan Administrator

   Neither United Water Resources nor the plan administrator is liable for any act or failure to act done in good faith in administering the Plan. This includes, without limitation, any claim of liability relating to

  . failure to terminate your account upon your death prior to receiving written notice of your death

  .  the prices at which common stock is purchased or sold

  .  any changes in the market value of our common stock.

This immunity does not relieve us of any liability for violations of applicable federal securities laws.

   Neither United Water Resources nor the Plan Administrator can assure you of a profit or protect you against a loss on the common stock you purchase under the Plan.

   The payment and amount of future dividends will depend upon our future earnings, financial condition and other factors.

 Changes To The Plan

   We may change the terms of the Plan or terminate the Plan at any time. We will notify you of any material changes to the Plan.

WHERE YOU CAN FIND MORE INFORMATION

   We file annual and quarterly reports, proxy statements and other information with the SEC. You may read and copy these reports at any of the facilities listed below:

         Public Reference
            Facilities              Regional Office         Regional Office
         ----------------        ----------------------   --------------------
       450 Fifth Street, N.W.    500 W. Madison Street    7 World Trade Center
       Washington, D.C. 20549    Suite 1400               Suite 1300
                                 Chicago, IL 60661-2511   New York, NY 10048

   You may obtain copies of our filed reports from the SEC upon payment of a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file automatically. The address of that site is http://www.sec.gov.

   This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all information or exhibits to the registration statement. You may inspect the registration statement and exhibits without charge at the SEC's office, 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies upon payment of a duplicating fee.

INFORMATION INCORPORATED BY REFERENCE

   The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we filed with the SEC (SEC file number 1-8586):

    .  Annual Report on Form 10-K for the year ended December 31, 1998;

    .  Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

    . Description of our common stock, no par value, contained in the registration statement on Form 8-B filed October 11, 1983 under the Securities Exchange Act of 1934 and any amendments thereto;

    . Description of our preferred stock purchase rights, no par value, contained in the registration statement on Form 8-A filed July 25, 1989 under the Securities Exchange Act of 1934 and any amendments thereto; and

    . All documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we terminate the offering.

   You may request a copy of any of these documents at no cost by writing or calling:

                     Allan D. Shakley, Assistant Secretary
                          United Water Resources Inc.
                               200 Old Hook Road
                           Harrington Park, NJ 07640
                             Telephone 201-767-2897

   You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with other information.

USE OF PROCEEDS

   We will receive no proceeds when the plan administrator purchases common stock for the Plan on the open market. When the plan administrator purchases common stock for the Plan directly from us, we will use the proceeds for general corporate purposes.

LEGAL OPINIONS

   LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, has given us their opinion on the validity of the common stock being offered under the Plan. Douglas W. Hawes, Esq., of counsel to that firm, is a director and Secretary of United Water Resources Inc., and Alan M. Berman, Esq., a member of that firm, is a director of United Properties Group Inc., a wholly-owned subsidiary of United Water Resources Inc.

EXPERTS

   The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

   The SEC has taken the position that indemnifying directors, officers and controlling persons of United Water Resources for liabilities under the Securities Act is against public policy. In addition, according to SEC requirements, we will not make any indemnification payment described above unless a court of competent jurisdiction has determined that the indemnification is not against public policy.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

                               -----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About United Water Resources...............................................   2
The Plan...................................................................   2
  Participation in the Plan................................................   2
  When to Enroll...........................................................   3
  Administration of the Plan...............................................   3
  Investment Options.......................................................   3
  Optional Cash Payments...................................................   4
  How Common Stock is Purchased and Credited to Your Account...............   5
  When Common Stock is Purchased for Your Account..........................   5
  Price of Common Stock....................................................   5
  Stock Certificates.......................................................   6
  Costs to Participants....................................................   6
  Withdrawal from the Plan.................................................   6
  Sale of Shares...........................................................   7
  Account Statement........................................................   7
  Federal Income Tax Information...........................................   8
  Additional Information...................................................   8
Where You Can Find More Information........................................   9
Information Incorporated by Reference......................................  10
Use of Proceeds............................................................  10
Legal Opinions.............................................................  10
Experts....................................................................  10
Indemnification............................................................  11

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                                    (LOGO)

                                 United Water
                                Resources Inc.

                                   Dividend
                               Reinvestment and
                              Stock Purchase Plan

                                 Common Stock
                                (No Par Value)

                                  PROSPECTUS



                                  May  , 1999


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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     Registration Fee................................................  $ 30,699
     Auditors' Fee*..................................................     5,000
     Legal Fees and Expenses*........................................    50,000
     Printing and Mailing*...........................................    25,000
     Stock Exchange Listing Fee......................................    17,500
     Miscellaneous*..................................................     6,801
                                                                       --------
    --------
    *Estimated
                                                                Total  $135,000
                                                                       --------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Company is incorporated in New Jersey and is subject to New Jersey law covering indemnification of any officer or director who has been or is threatened to be made a party to any legal proceeding by reason of service to the Company. New Jersey law provides that indemnification will be made to any officer or director who has been successful "on the merits" or "otherwise" with respect to the defense of any such proceeding, but does not require indemnification in any other circumstance. New Jersey law permits the advancing of expenses incurred in defending such a proceeding upon the giving of an undertaking to repay such sums by the indemnified officer or director in the event it is later determined that such officer or director should not have been indemnified. New Jersey law also permits the Company to procure insurance on behalf of its officers and directors against any liability asserted against or incurred by the officer or director, even if the Company would not otherwise have the power under applicable law to indemnify the officer or the director for such expenses.

   In accordance with the New Jersey Business Corporation Act, a provision of the Company's Restated Certificate of Incorporation eliminates personal liability of directors and officers to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders to the fullest extent permissible by law. However, this provision does not relieve a director or officer from liability for any breach of duty based upon an act or omission (1) in breach of such person's duty of loyalty to the Company or its shareholders, (2) not in good faith or involving a knowing violation of law, or
(3) resulting in receipt by such person of an improper personal benefit.

   The By-laws of the Company and indemnification agreements between the Company and each of its directors and officers provide for indemnification of directors and officers against certain liabilities arising out of their service in such capacities to the fullest extent permissible by law. The indemnification agreements between the Company and each of its directors and officers are intended to provide a contractual right to indemnification notwithstanding any future amendment of the By-laws of the Company and provide for the indemnification of directors and officers for liabilities that may relate to acts or omissions that occurred prior to the date of such indemnification agreements. The By-laws of the Company presently authorize the Company to enter into indemnification agreements providing similar rights to any future director or officer of the Company or to any person who serves as an officer, director or key employee of other corporations or entities at the request of the Company.

   The Company also has policies of insurance which, among other things, provide officers' and directors' liability coverage, individually or collectively, up to an annual aggregate limit of $50,000,000.

ITEM 16. EXHIBITS

 *4(a)   Restated Certificate of Incorporation (Articles of Incorporation) of
         United Water Resources Inc., dated July 14, 1987 (Filed as Exhibit
         4(b) to Registration Statement No. 33-20067)
 *4(b)   Certificate of Correction to Restated Certificate of Incorporation of
         United Water Resources Inc., dated August 13, 1987 (Filed as Exhibit
         4(c) to Registration Statement No. 33-20067)
 *4(c)   Certificate of Amendment to the Restated Articles of Incorporation of
         United Water Resources Inc., dated April 22, 1994, amending Articles
         5, 6, 7 and 9 (Filed as Exhibit 3(c) to Registration Statement No. 33-
         61617)
 *4(d)   Certificate of Amendment to the Restated Articles of Incorporation of
         United Water Resources Inc., dated April 22, 1994 for Series A
         Cumulative Convertible Preference Stock of United Water Resources Inc.
         (Filed as Exhibit 4(a) to Registration Statement No. 33-61617)
 *4(e)   Certificate of Amendment to the Restated Articles of Incorporation of
         United Water Resources Inc., dated April 22, 1994 for Series B 7 5/8%
         Cumulative Preferred Stock of United Water Resources Inc. (Filed as
         Exhibit 4(b) to Registration Statement No. 33-61617)
 *4(f)   Certificate of Amendment to the Restated Certificate of Incorporation
         of United Water Resources Inc., dated June 3, 1997, amending Article
         5(a) (Filed as Exhibit 3(d) to Registration Statement No. 333-30229)
 *4(g)   Amended By-laws of United Water Resources, dated as of March 10, 1994
         (Filed as Exhibit 4(1) to Form 10-K for year ended December 31, 1993)
 *4(h)   Rights Agreement dated July 12, 1989, amended September 15, 1993, between United Water Resources Inc. and ChaseMellon Shareholder
         Services, L.L.C. (as successor to First Interstate Bank of California)
         (Filed as Exhibit 4(c) to Registration Statement No. 33-32672)
 *4(i)   Governance Agreement between United Water Resources and Lyonnaise
         American Holding Inc., dated April 22, 1994 (Filed in Appendix A to
         Registration Statement No. 33-51703)
 *4(j)   Amendment No. 1 to Governance Agreement between United Water Resources and Lyonnaise American Holding, Inc., dated June 27, 1996 (Filed as
         Exhibit 4(g) to Registration Statement No. 333-30229)
 *4(k)   Amendment No. 2 to Governance Agreement between United Water Resources and Lyonnaise American Holding, Inc., dated July 14, 1997 (Filed as
         Exhibit 4(d) to Form 10-K for year ended December 31, 1998)
 *4(l)   Additional instruments defining rights of holders of the Company's long-term debt are not being filed because the securities authorized under each such agreement do not exceed 10% of the total assets of the
         Company and its subsidiaries on a consolidated basis. The Company agrees to furnish to the Commission a copy of each such agreement upon request.
 5 and 8 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
 23(a)   Consent of PricewaterhouseCoopers LLP
 23(b)   Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit
         5 and 8)
 24      Power of attorney--included in signature page

--------
* Incorporated by reference

ITEM 17. UNDERTAKINGS

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Harrington Park, County of Bergen, State of New Jersey, on this 30th day of April, 1999.

                                          UNITED WATER RESOURCES INC.
                                                     (Registrant)


                                                   /s/ Donald L. Correll
                                          By: _________________________________
                                                   (Donald L. Correll,
                                                  Chairman of the Board,
                                          President and Chief Executive Officer)

                                   SIGNATURES

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Donald L. Correll, E. Ellsworth McMeen, III, and Allan D. Shakley (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

        /s/ Donald L. Correll           Chairman of the Board,       April 30, 1999
______________________________________   President and Chief
         (Donald L. Correll,             Executive Officer
        Chairman of the Board,
President and Chief Executive Officer)

          /s/ John J. Turner            Principal Financial          April 30, 1999
______________________________________   Officer and Principal
     (John J. Turner, Treasurer)         Accounting Officer

          /s/ Edward E. Barr            Director                     April 30, 1999
______________________________________
           (Edward E. Barr)

                                        Director                     April 30, 1999
______________________________________
          (Frank J. Borelli)


              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ Thierry Bourbie           Director                     April 30, 1999
______________________________________
          (Thierry Bourbie)

         /s/ Charles Chaumin           Director                     April 30, 1999
______________________________________
          (Charles Chaumin)

        /s/ Lawrence R. Codey          Director                     April 30, 1999
______________________________________
         (Lawrence R. Codey)

          /s/ Peter Del Col            Director                     April 30, 1999
______________________________________
           (Peter Del Col)

      /s/ Robert L. Duncan, Jr.        Director                     April 30, 1999
______________________________________
       (Robert L. Duncan, Jr.)

          /s/ Jon F. Hanson            Director                     April 30, 1999
______________________________________
           (Jon F. Hanson)

         /s/ Douglas W. Hawes          Director                     April 30, 1999
______________________________________
          (Douglas W. Hawes)

         /s/ George F. Keane           Director                     April 30, 1999
______________________________________
          (George F. Keane)

        /s/ Dennis M. Newnham          Director                     April 30, 1999
______________________________________
         (Dennis M. Newnham)

        /s/ Marcia L. Worthing         Director                     April 30, 1999
______________________________________
         (Marcia L. Worthing)

                                 EXHIBIT INDEX


 Exhibit
   No.                                 Description
 -------                               -----------
 *4(a)   Restated Certificate of Incorporation (Articles of Incorporation) of
         United Water Resources Inc., dated July 14, 1987 (Filed as Exhibit
         4(b) to Registration Statement No. 33-20067)
 *4(b)   Certificate of Correction to Restated Certificate of Incorporation of
         United Water Resources Inc., dated August 13, 1987 (Filed as Exhibit
         4(c) to Registration Statement No. 33-20067)
 *4(c)   Certificate of Amendment to the Restated Articles of Incorporation of
         United Water Resources Inc., dated April 22, 1994, amending Articles
         5, 6, 7 and 9 (Filed as Exhibit 3(c) to Registration Statement No. 33-
         61617)
 *4(d)   Certificate of Amendment to the Restated Articles of Incorporation of
         United Water Resources Inc., dated April 22, 1994 for Series A
         Cumulative Convertible Preference Stock of United Water Resources Inc.
         (Filed as Exhibit 4(a) to Registration Statement No. 33-61617)
 *4(e)   Certificate of Amendment to the Restated Articles of Incorporation of
         United Water Resources Inc., dated April 22, 1994 for Series B 7 5/8%
         Cumulative Preferred Stock of United Water Resources Inc. (Filed as
         Exhibit 4(b) to Registration Statement No. 33-61617)
 *4(f)   Certificate of Amendment to the Restated Certificate of Incorporation
         of United Water Resources Inc., dated June 3, 1997, amending Article
         5(a) (Filed as Exhibit 3(d) to Registration Statement No. 333-30229)
 *4(g)   Amended By-laws of United Water Resources, dated as of March 10, 1994
         (Filed as Exhibit 4(1) to Form 10-K for year ended December 31, 1993)
 *4(h)   Rights Agreement dated July 12, 1989, amended September 15, 1993, between United Water Resources Inc. and ChaseMellon Shareholder
         Services, L.L.C. (as successor to First Interstate Bank of California)
         (Filed as Exhibit 4(c) to Registration Statement No. 33-32672)
 *4(i)   Governance Agreement between United Water Resources and Lyonnaise
         American Holding Inc., dated April 22, 1994 (Filed in Appendix A to
         Registration Statement No. 33-51703)
 *4(j)   Amendment No. 1 to Governance Agreement between United Water Resources and Lyonnaise American Holding, Inc., dated June 27, 1996 (Filed as
         Exhibit 4(g) to Registration Statement No. 333-30229)
 *4(k)   Amendment No. 2 to Governance Agreement between United Water Resources and Lyonnaise American Holding, Inc., dated July 14, 1997 (Filed as
         Exhibit 4(d) to Form 10-K for year ended December 31, 1998)
 *4(l)   Additional instruments defining rights of holders of the Company's long-term debt are not being filed because the securities authorized under each such agreement do not exceed 10% of the total assets of the
         Company and its subsidiaries on a consolidated basis. The Company agrees to furnish to the Commission a copy of each such agreement upon request.
 5 and 8 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
 23(a)   Consent of PricewaterhouseCoopers LLP
 23(b)   Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit
         5 and 8)
 24      Power of attorney--included in signature page

--------
* Incorporated by reference